Exhibit 99.14

                Computational Materials and/or ABS Term Sheets


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Silent Seconds
Group 2 (Nonconforming)

                            UPB                 %
Silent Seconds (Only)        $42,051,088.01      16.26%
Total (Entire Group2)       $258,570,928.66

Resulting OCLTV
                            OCLTV
Silent Seconds (Only)                98.67%
Total (Entire Group2)                74.90%